As filed with the Securities and Exchange Commission on September 6, 1996

                                                   Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                                 _________________

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ___________________


                             SIMON-DeBARTOLO GROUP, L.P.
            (Exact name of each registrant as specified in its charter)


            Delaware                            34-1755769
   (State or other jurisdiction of              (IRS employer
   incorporation or organization)               identification no.)


                               _____________________
                                National City Center
                            115 West Washington Street
                                    Suite 15 East
                              Indianapolis, IN  46204
                                   (317) 636-1600
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                     DAVID SIMON
                               Chief Executive Officer
                             Simon DeBartolo Group, Inc.
                                National City Center
                             115 West Washington Street
                                    Suite 15 East
                               Indianapolis, IN  46204
                                   (317) 636-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                    _________________

                                       Copies to:

   Edwin S. Maynard, Esq.                      James M. Asher, Esq.
Paul, Weiss, Rifkind, Wharton &Garrison     Robert E. King, Jr., Esq.
1285 Avenue of the Americas                     Rogers & Wells
New York, New York 10019-6064                   200 Park Avenue
(212) 373-3000                                New York, New York 10166
                                                (212) 878-8000
                                  _________________




   Approximate date of commencement of proposed sale to the public:
   From time to time or at one time after the effective date of the Registration Statement.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box [ ].
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [x].
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering[ ].
     If this Form is a post-effective amendment filed pursuant to
   Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering[ ].
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box[ ].
                    _____________________

               CALCULATION OF REGISTRATION FEE

===============================================================================
Title of Each Class of Securities   Proposed Maximum           Amount of
                                 Aggregate Offering Price(1)   Registration Fee

   Debt Securities . . . . .           $750,000,000               $258,620(2)

===============================================================================

   (1) In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European
          Currency Units).

   (2) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              _________________

              Subject to Completion, Dated September 6, 1996

   PROSPECTUS

                        $750,000,000
                 SIMON-DeBARTOLO GROUP, L.P.
                       Debt Securities
                    ____________________

     Simon-DeBartolo Group, L.P. (the "Operating Partnership") may from time to time offer in one or more series unsecured non-convertible investment grade debt securities ("Debt Securities") with an aggregate public offering price of up to $750,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement"). The Operating Partnership is a subsidiary of Simon DeBartolo Group, Inc. (the "Company") and is the Company's primary operating partnership following the consummation on August 9, 1996 of the merger of DeBartolo Realty Corporation with a subsidiary of the Company.

     The specific terms of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include a specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Operating Partnership or repayment at the option of the holder, terms for sinking fund payments, covenants and any initial public offering price.

     The applicable Prospectus Supplement will also contain information, where applicable, concerning material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Debt Securities covered by such Prospectus Supplement.

     The Debt Securities may be offered directly, through agents designated from time to time by the Operating Partnership, or to and through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the Debt Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution."
   No Debt Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such series of Debt Securities.
                      ________________________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                          IS A CRIMINAL OFFENSE.

                       ________________________


       THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON
        OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION
                        TO THE CONTRARY IS UNLAWFUL.

                           ________________________


               The date of this Prospectus is ______ __, 1996.

                           AVAILABLE INFORMATION

     Simon DeBartolo Group, Inc. (the "Company") is the holder of approximately a 99.99% interest in SD Property Group, Inc., which is the managing general partner of the Operating Partnership. Simon Property Group, L.P. ("SPG, LP") is a subsidiary partnership of the Operating Partnership. The Company and SPG, LP are and, following the effectiveness of the registration statement of which this Prospectus is a part, the Operating Partnership will be, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, the Company and SPG, LP file and the Operating Partnership may be required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company and SPG, LP can be inspected and copied, at the prescribed rates, at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium
   Center, 500 W. Madison Street, Chicago, Illinois 60661. The
   Company's Common Stock is traded on the New York Stock
   Exchange ("NYSE"). Reports and other information concerning the Company may be inspected at the principal office of the NYSE at 20 Broad Street, New York, New York 10005.

     The Company, SPG, LP and the Operating Partnership will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents). Written requests for such copies should be addressed to National City Center, 115 West Washington Street, Suite 15 East, Indianapolis, Indiana 46204, Attn: Investor Relations, telephone number (317) 685-7330.

     This Prospectus constitutes a part of a Registration Statement on Form S 3 (the "Registration Statement") filed by the Operating Partnership with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt
   Securities offered hereby. This Prospectus omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto, in accordance with the rules and regulations of the Commission. For further information concerning the Operating Partnership and the Debt Securities offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules filed therewith, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of which may be obtained from the Commission at prescribed rates. The Commission maintains a World Wide Web Site (http://www.sec.gov) that contains such material regarding issuers that file electronically with the Commission. This Registration Statement has been so filed and may be obtained at such site. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     Certain information, including, but not limited to, information relating to the Operating Partnership's properties, principal security holders, management, executive compensation, certain relationships and related transactions and legal proceedings that would be required to be disclosed in a prospectus included in a registration statement on Form S-11, has been omitted from this Prospectus because such information is not materially different from the information contained in the Company's and SPG, LP's periodic reports, proxy statements and other information filed by the Company and SPG, LP with the Commission.


          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Company and SPG, LP which have been filed with the Commission are hereby incorporated by reference in this Prospectus.

     1.  The Company's Registration Statement on Form S-4
   (Registration No. 333-06933);

     2. The Company's Proxy Statement dated June 28, 1996, relating to the annual and special meeting of stockholders held on August 7, 1996;

     3. The Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A-1;

     4. The Company's Quarterly Reports on Form 10-Q for the calendar quarters ended March 31, 1996, as amended by Form 10-Q/A-1, and June 30, 1996;

     5.  The Company's Current Reports on Form 8-K dated
   March 26, August 9, and August 26, 1996;

     6. SPG, LP's Annual Report on Form 10-K for the year ended December 31, 1995;

     7. SPG, LP's Quarterly Reports on Form 10-Q for the calendar quarters ended March 31 and June 30, 1996; and

     8.  SPG, LP's Current Report on Form 8-K dated August 26,
   1996, as amended on August 28, 1996.

     The Exchange Act filing number of the Company and SPG, LP is 1-12618.

     Each document filed by the Company, SPG, LP or the Operating Partnership subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to termination of the offering of all Debt Securities to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus (in the case of a statement in a previously-filed document incorporated or deemed to be incorporated by reference herein), in any accompanying Prospectus Supplement relating to a specific offering of Debt Securities or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. Subject to the foregoing, all information appearing in this Prospectus and each accompanying Prospectus Supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

     Although the Operating Partnership is the Registrant under the Registration Statement, the foregoing documents of the Company and SPG, LP filed under the Exchange Act have been incorporated by reference herein because they contain information concerning business, properties, operations and management of the Operating Partnership through which the Company conducts its operations.

                       THE OPERATING PARTNERSHIP

     Simon-DeBartolo Group, L.P. (the "Operating Partnership") is a subsidiary partnership of Simon DeBartolo Group, Inc. (the "Company") (formerly known as Simon Property Group, Inc.
   ("SPG")), and is the primary operating partnership of the Company as a result of the merger (the "Merger") of DeBartolo Realty Corporation ("DRC") with a subsidiary of the Company. The
   Merger was consummated on August 9, 1996 (the "Merger Date"), at which time DRC became an approximately 99.99% owned subsidiary of the Company and was renamed SD Property Group, Inc. (the "Managing General Partner"). The Managing General Partner and the Company are both general partners of the Operating Partnership, but the Managing General Partner is the sole managing general partner of the Operating Partnership. As part of the Merger, the Company, as general partner of Simon Property Group, L.P. ("SPG, LP" and, together with the Operating Partnership, the "Partnerships"), and the limited partners of SPG, LP acquired a majority of the partnership interests in the Operating Partnership, and in exchange the Operating Partnership acquired a 49.5% limited partnership interest in, and an additional 49.5% interest in the profits of, SPG, LP.

     The Company is the parent of the Managing General Partner and owned effectively as of the Merger Date a controlling 61.4% equity interest in, the Operating Partnership. As of the Merger Date, Melvin Simon, Herbert Simon, David Simon and certain of their affiliates, including certain other Simon family members and estates, trusts and other entities established for their benefit (collectively, the "Simons"), effectively owned a 21.7% equity interest in the Operating Partnership, and the estate of Edward J. DeBartolo, Edward J. DeBartolo, Jr., M. Denise DeBartolo York,
   The Edward J. DeBartolo Corporation, an Ohio corporation
   ("EJDC"), and certain of their affiliates, including certain other DeBartolo family members and estates and trusts established for their benefit (collectively, the "DeBartolos"), effectively owned a 14.2% equity interest in the Operating Partnership.

     The Partnerships own or hold interests in a diversified portfolio of 183 income producing properties (the "Portfolio Properties"), including 112 super-regional and regional malls, 65 community shopping centers, two specialty retail centers and four mixed-use properties located in 33 states. The Portfolio Properties contain an aggregate of approximately 110 million square feet of gross leasable area ("GLA"), of which approximately 65 million square feet is GLA owned by the Partnerships ("Owned GLA").
   More than 3,600 different retailers occupy approximately 12,000 stores in the Portfolio Properties. Total estimated retail sales at the Portfolio Properties approached $16 billion in fiscal 1995. In addition, the Partnerships have interests in eight properties under construction in the United States, and land held for future development. The Operating Partnership, together with its affiliated management companies (collectively, the "Management
   Companies"), manage over 127 million square feet of GLA of retail and mixed-use properties.

     As of the Merger Date, the Operating Partnership and the Management Companies had approximately 8,000 employees. The
   Operating Partnership's executive offices are located at National
   City Center, 115 West Washington Street, Suite 15 East,
   Indianapolis, Indiana 46204, and its telephone number is (317) 636-1600.


                       USE OF PROCEEDS

     Except as otherwise provided in the applicable Prospectus
   Supplement, proceeds to the Operating Partnership from the sale of the Debt Securities offered hereby will be added to the working capital of the Operating Partnership and will be available for general purposes, which may include the repayment of indebtedness, the financing of capital commitments and possible future acquisitions associated with the continued expansion of the Partnerships' business.

             RATIO OF EARNINGS TO FIXED CHARGES

     SPG, LP's ratio of earnings to fixed charges for the six months ended June 30, 1996 and 1995 was 1.54x and 1.59x, respectively, and for the fiscal years ended December 31, 1995 and 1994 was 1.67x and 1.43x, respectively. From the commencement of its operations on December 20, 1993 through December 31,

   1993, the ratio of earnings to fixed charges for SPG, LP was 3.36x. The pro forma ratio of earnings to fixed charges for the six months ended June 30, 1996 and for the fiscal year ended December 31, 1995 of SDG, LP, assuming the Merger and related transactions had occurred as of January 1, 1995 and carried forward through June 30, 1996, was 1.55x and 1.72x, respectively.

     For purposes of computing the ratio of earnings to fixed charges, earnings have been calculated by adding fixed charges, excluding capitalized interest, to income (loss) from continuing operations including income from minority interests which have fixed charges, and including distributed income from unconsolidated joint ventures instead of income from unconsolidated joint ventures. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt issuance costs.

     Prior to the commencement of business by SPG, LP in December 1993, the predecessor of SPG, LP maintained a different ownership and equity structure. The predecessor's operating properties have historically generated positive net cash flow. The financial statements of the predecessor show net income for the period January 1, 1993 through December 19, 1993, and net losses for the fiscal years ended December 31, 1992 and 1991. The ratio of earnings to fixed charges for the period January 1, 1993 through December 19, 1993 was 1.11x. As a consequence of the net losses for the fiscal years ended December 31, 1992 and 1991, the computation of the ratio of earnings to fixed charges for these fiscal years indicates that earnings were inadequate to cover fixed charges by approximately $12.million and $18.7 million, respectively.

     The new capitalization of the Company effected in December
   1993 in connection with its initial public offering permitted the Company to deleverage significantly, resulting in an improved ratio of earnings to fixed charges subsequent to its commencement of operations.


                        ACCOUNTING TREATMENT OF
                 MERGER AND OTHER RELATED TRANSACTIONS

     For financial reporting purposes, the completion of the Merger and related transactions resulted in a reverse acquisition of all of the assets and liabilities of DeBartolo Realty Partnership, L.P. on the books and records of SPG, L.P. Although the Operating Partnership became the primary operating partnership of the Company, through which future business of the Company will be conducted, SPG, LP was the acquirer in the merger transaction for accounting purposes. Accordingly, the financial statements and ratios disclosed by the Operating Partnership for the post-Merger periods will reflect the acquisition of DeBartolo Realty Partnership, L.P. by SPG, LP using purchase accounting and for all pre-Merger comparative periods the financial statements and ratios disclosed by the Operating Partnership will reflect the financial statements and ratios of SPG, LP or SPG, LP's predecessor.

               DESCRIPTION OF DEBT SECURITIES

       The Debt Securities will be issued under an Indenture (the "Indenture"), between the Operating Partnership and Chemical
   Bank, as trustee. The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and is available for inspection at the corporate trust office of the trustee at 450 West 33rd Street, New York, New York 10001, or as described above under "Available Information." The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made hereunder or in any Prospectus Supplement relating to the Indenture and the Debt
   Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such Debt Securities. All section references appearing herein are to sections of the Indenture, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

   General

       The Debt Securities will be direct, unsecured obligations of the Operating Partnership and will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. At June 30, 1996, the total outstanding mortgage debt of the Operating Partnership including its pro rata share of joint venture debt was $3,888,702 million, 92.0% of which was secured debt. The Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of the Managing General Partner, as the managing general partner of the Operating
   Partnership or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt
   Securities of such series, for issuances of additional Debt Securities of such series (Section 301).

       The Indenture provides that there may be more than one trustee (the "Trustee") thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 608). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee (Section 609), and, except as otherwise indicated herein, any action described herein to be taken by a Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.

       Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

       (1)   the title of such Debt Securities;

       (2) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

       (3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon acceleration of the maturity thereof;

       (4) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

       (5) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

       (6) the date or dates, or the method for determining such date or dates, from which any interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which any such record date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

       (7) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, such Debt Securities may be surrendered for registration of transfer or exchange and notices or demands to or upon the Operating Partnership in respect of such Debt Securities and the Indenture may be served;

       (8) the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

       (9)   the obligation, if any, of the Operating
   Partnership to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

       (10) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

       (11) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

       (12)  the events of default or covenants of such Debt
   Securities, to the extent different from or in addition to those described herein;

       (13) whether such Debt Securities will be issued in certificated or book-entry form;

(14) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000, and any integral multiple thereof and the terms and conditions relating thereto;

     (15) the applicability, if any, of the defeasance and covenant defeasance provisions described herein, or any modification thereof;

     (16) if such Debt Securities are to be issued upon the exercise of debt warrants, the time, manner and place of such Debt Securities to be authenticated and delivered;

     (17) whether and under what circumstances the Operating Partnership will pay additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem such Debt Securities in lieu of making such payment;

    (18) with respect to any Debt Securities that provide for optional redemption or prepayment upon the occurrence of certain events (such as a change of control of the Operating Partnership), (i) the possible effects of such provisions on the market price of the Operating Partnership's securities or in deterring certain mergers, tender offers or other takeover attempts, and the intention of the Operating Partnership to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with such provisions; (ii) whether the occurrence of the specified events may give rise to cross-defaults on other indebtedness such that payment on such Debt Securities may be effectively subordinated; and (iii) the existence of any limitation on the Operating Partnership's financial or legal ability to repurchase such Debt Securities upon the occurrence of such an event
   (including, if true, the lack of assurance that such a repurchase can be effected) and the impact, if any, under the Indenture of such a failure, including whether and under what circumstances such a failure may constitute an Event of Default; and

     (19) any other terms of such Debt Securities.

     The Debt Securities may provide for less than the entire principal amount thereof to be payable upon acceleration of the maturity thereof ("Original Issue Discount Securities"). If material or applicable, special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Except as described under " Merger, Consolidation or Sale" below or as may be set forth in any Prospectus Supplement, the Indenture does not contain any other provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of the Debt Securities protection in the event of
   (i) a highly leveraged or similar transaction involving the Operating Partnership, the Company or the management of the Company, or any affiliate of any such party, (ii) a change of control, or (iii) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership that may adversely affect the holders of the Debt Securities. In addition, subject to the limitations set forth under " Merger, Consolidation or Sale," the Operating Partnership may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership, that would increase the amount of the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's assets, which may have an adverse effect on the Operating Partnership's ability to service its indebtedness, including the Debt Securities. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

     Reference is made to " Certain Covenants" below and to the description of any additional covenants with respect to a series of Debt Securities in the applicable Prospectus Supplement. Except as otherwise described in the applicable Prospectus Supplement, compliance with such covenants generally may not be waived with respect to a series of Debt Securities unless the Holders of at least a majority in principal amount of all outstanding Debt Securities of such series consent to such waiver, except to the extent that the defeasance and covenant defeasance provisions of the Indenture described under " Discharge, Defeasance and Covenant Defeasance" below apply to such series of Debt Securities. See " Modification of the Indenture."

   Denominations, Interest, Registration and Transfer

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series which are registered securities, other than registered securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof and the Debt Securities which are bearer securities, other than bearer securities issued in global form (which may be of any denomination), shall be issuable in denominations of $5,000 and any integral multiple thereof (Section 302).

     Unless otherwise specified in the applicable Prospectus
   Supplement, the principal of (and premium, if any) and interest on any series of Debt Securities in registered form will be payable at the corporate trust office of the Trustee, initially located at [450 West 33rd Street, New York, New York 10001], provided that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the applicable Security Register or by wire transfer of funds to such Person at an account maintained within the United
   States (Sections 301, 307 and 1002).

     Unless otherwise specified in the applicable Prospectus Supplement, any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security in registered form ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the Person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture (Section 307).

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee referred to above. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for registration of transfer thereof at the corporate trust office of the Trustee referred to above. Every Debt Security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Trustee or the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith
   (Section 305). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Operating Partnership with respect to any series of Debt Securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for such series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002).

     Neither the Operating Partnership nor the Trustee shall be required (i) to issue, register the transfer of or exchange any Debt Security if such Debt Security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the Debt Securities to be redeemed and ending at the close of business on (A) if such Debt Securities are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if such Debt Securities are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if such Debt Securities are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security so selected for redemption except that, to the extent provided with respect to such Bearer Security, such Bearer Security may be exchanged for a Registered Security of that series and of like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305).

   Merger, Consolidation or Sale

     The Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that (a) the Operating Partnership shall be the continuing entity, or the successor entity (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Operating Partnership or any Subsidiary as a result thereof as having been incurred by the Operating Partnership or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of

   Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustee (Sections 801 and 803).

   Certain Covenants

     Existence.  Except as permitted under " Merger,
   Consolidation or Sale" above, the Operating Partnership is required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (statutory and charter) and franchises; provided, however, that the Operating Partnership shall not be required to preserve any such right or franchise if it determines that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities (Section 1006).

     Maintenance of Properties. The Operating Partnership is required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly conducted at all times;
   provided, however, that the Operating Partnership and its subsidiaries shall not be prevented from selling or otherwise disposing for value their respective properties in the ordinary course of business (Section
   1007).

     Insurance. The Operating Partnership is required to, and is required to cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value (subject to reasonable deductibles determined from time to time by the Operating Partnership) with financially sound and reputable insurance companies (Section 1008).

     Payment of Taxes and Other Claims.  The Operating
   Partnership is required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon its income, profits or property or that of any Subsidiary, and (ii) all lawful claims for labor, materials and suppliers which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any Subsidiary; provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section
   1009).

     Provision of Financial Information.  The Holders of Debt
   Securities will be provided with copies of the annual reports and quarterly reports of the Operating Partnership. Whether or not the Operating Partnership is subject to Section 13 or 15(d) of the Exchange Act and for so long as any Debt Securities are outstanding, the Operating Partnership will, to the extent permitted under the Exchange Act, be required to file with the Commission the annual reports, quarterly reports and other documents which the Operating Partnership would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the "Financial Statements") if the Operating Partnership were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Operating Partnership would have been required so to file such documents if the Operating Partnership were so subject. The Operating Partnership will also in any event (x) within 15 days of each Required Filing Date
   (i) transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports which the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to such Sections and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to such Sections and (y) if filing such documents by the Operating Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1010).

     Additional Covenants. Any additional or different covenants of the Operating Partnership with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

   Events of Default, Notice and Waiver

     The Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt
   Security of such series at its Maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Operating Partnership contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), such default having continued for 60 days after written notice as provided in the Indenture; (e) default in the payment of an aggregate principal amount exceeding $30,000,000 of any recourse indebtedness of the Operating Partnership, however evidenced, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after written notice as provided in the Indenture; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or any Significant Subsidiary or any of their respective property; and (g) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501).

     If an Event of Default under the Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series of the Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership (and to the Trustee if given by the Holders); provided, that in the case of an Event of Default described under paragraph (f) of the preceding paragraph, acceleration is automatic. However, at any time after such acceleration with respect to Debt Securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of such series may rescind and annul such acceleration and its consequences if (a) the Operating Partnership shall have deposited with the Trustee all amounts due otherwise than on account of such declaration, plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the non-payment of accelerated principal of the Debt Securities of such series, have been cured or waived as provided in the Indenture (Section 502). The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

     The Trustee will be prepared to give notice to the Holders of Debt Securities within 90 days of a default under the Indenture unless such default has been cured or waived; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if a trust committee of Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders (Section 601).

     The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt

   Securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof (Section 508).

     Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holders of any series of Debt Securities then Outstanding under the Indenture, unless such Holders shall have offered to the Trustee thereunder reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee with respect to the Debt Securities of such series. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512).

     Within 120 days after the close of each fiscal year, the Operating Partnership must deliver to the Trustee a certificate, signed by one of several specified officers of the Operating Partnership, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof (Section 1011).

   Modification of the Indenture

     Modifications and amendments of the Indenture will be permitted to be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities which are affected by such modification or amendment (voting as one class); provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby: (a) change the Stated Maturity of the principal of, or premium (if any) or any installment of interest on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of the maturity thereof or that would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt
   Security; (e) reduce the above-stated percentage in principal amount of Outstanding Debt Securities necessary to modify or amend the Indenture, reduce the percentage of Outstanding Debt Securities of any series necessary to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements set forth in the Indenture; or
   (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the percentage required to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 902).

     The Indenture provides that the Holders of not less than a majority in principal amount of a series of Outstanding Debt Securities have the right to waive compliance by the Operating Partnership with certain covenants relating to such series of Debt Securities in the Indenture (Section 1013).

     Modifications and amendments of the Indenture will be permitted to be made by the Operating Partnership and the Trustee without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another Person to the Operating Partnership as obligor under the Indenture; (ii) to add to the covenants of the Operating Partnership for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Operating Partnership in the Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, to change or eliminate any restrictions on payment of the principal of or premium or interest on Debt Securities, to modify the provisions relating to global Debt Securities, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision or such amendment shall not apply to any then Outstanding Debt Security; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect; or (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect (Section 901).

     The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof, (ii) the principal amount of a Debt Security denominated in a foreign currency that shall be deemed Outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above) of such Debt Security, (iii) the principal amount of an Indexed Security that shall be deemed
   Outstanding shall be the principal face amount of such Indexed
   Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to the Indenture, and (iv) Debt Securities owned by the Operating Partnership or any other obligor upon the Debt Securities or any affiliate of the Operating Partnership or of such other obligor shall be disregarded (Section 101).

     The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series issuable, in whole or in part, as Bearer Securities (Section 1501). A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by the Operating Partnership or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture (Section 1502). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, then with respect to such action (and only such action) the Persons holding or representing such specified percentage in principal amount of the Outstanding
   Debt Securities of such series will constitute a quorum
   (Section 1504).

     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding
   Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 1504).

   Discharge

     The Operating Partnership may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated
   Maturity or Redemption Date, as the case may be (Section 401).

   Defeasance and Covenant Defeasance

     The Indenture provides that, if the provisions of Article
   Fourteen are made applicable to the Debt Securities of or within any series pursuant to Section 301 of the Indenture, the Operating Partnership may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (b) to be released from its obligations with respect to such Debt Securities under Sections 1004 to 1010, inclusive, of the Indenture (including the restrictions described under " Certain Covenants" above) and its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance")
   (Section 1403), in either case upon the irrevocable deposit by the Operating Partnership with the Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor (Section 1404).

     Such a trust will only be permitted to be established if, among other things, the Operating Partnership has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture (Section 1404).

     "Government Obligations" means securities which are
   (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligations or a specific payment of interest on or principal of any such Government Obligations held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101).

     Unless otherwise provided in the applicable Prospectus
   Supplement, if after the Operating Partnership has deposited funds or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to the Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into a currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such Conversion Event based on the applicable market exchange rate (Section 1405). "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European
   Monetary System and for the settlement of transactions by public institutions of or within the European Community or (iii) any currency unit (or composite currency) other than the ECU for the purposes for which it was established (Section 101). Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

     In the event the Operating Partnership effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under " Events of Default, Notice and Waiver" with respect to Sections 1004 to 1010, inclusive, of the Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (g) under " Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Operating Partnership would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above with respect to the Debt Securities of or within a particular series.

   No Conversion Rights

     The Debt Securities will not be convertible into or exchangeable for any capital stock of the Company or equity interest in the Operating Partnership.

   Global Securities

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.


                PLAN OF DISTRIBUTION

     The Operating Partnership may sell the Debt Securities to or through underwriters, and also may sell the Debt Securities directly to one or more other purchasers or through agents. The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     The Prospectus Supplement will set forth terms of the offering of the Debt Securities, including (i) the name of any underwriters or agents with whom the Company has entered into arrangements with respect to the sale or issuance of Debt Securities, (ii) the initial public offering or purchase price of the Debt Securities, (iii) any underwriting discounts, commissions and other items constituting underwriter's compensation from the Operating Partnership and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers, (iv) any commissions paid to any agents and (v) the net proceeds to the Operating Partnership.
   In connection with the sale of Debt Securities, underwriters may receive compensation from the Operating Partnership or from purchasers of Debt Securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions they receive from the Operating Partnership, and any profit on the resale of Debt Securities they realize, may be deemed to be underwriting discounts and commissions under the Securities Act.

     Under agreements the Operating Partnership may enter into, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Operating Partnership against certain liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, the Operating Partnership in the ordinary course of business.

     Unless otherwise set forth in the Prospectus Supplement relating to the issuance of Debt Securities, the obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent and each of the underwriters with respect to such Debt Securities will be obligated to purchase all of the Debt Securities allocated to it if any such Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If so indicated in the applicable Prospectus Supplement, the Operating Partnership will authorize underwriters or other persons acting as the Operating Partnership's agents to solicit offers by certain institutions to purchase Debt Securities from the Operating Partnership pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pensions funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Operating Partnership. The obligations of any purchaser under any such contract will be subject only to the condition that the purchase of the Debt Securities shall not at any time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.


                    LEGAL MATTERS

     The validity of each issue of the Debt Securities will be passed upon for the Operating Partnership by Paul, Weiss, Rifkind,
   Wharton & Garrison, New York, New York.  Paul, Weiss, Rifkind,
   Wharton & Garrison will also pass upon certain tax matters. Rogers & Wells, New York, New York, will act as counsel to any underwriters, dealers or agents.


                       EXPERTS

     The audited financial statements and schedule of SPG and SPG, LP incorporated by reference in the Registration Statement of which this Prospectus is a part, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen
   LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

     The audited financial statements and schedules of DRC and the Operating Partnership (formerly DeBartolo Realty Partnership, L.P.) incorporated by reference in the Registration
   Statement of which this Prospectus is a part, to the extent and for the periods indicated in their reports, have been audited by Ernst &
   Young LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                               PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


 Item 14. Other Expenses of Issuance and Distribution.

     The expenses (not including underwriting commissions and fees) of issuance and distribution of the securities are estimated to be:

     Securities and Exchange Commission
      Registration Fee . . . . . . . . . . . . . . . . . . . .  $258,620


     Printing and Engraver's Expenses. . . . . . . . . . . . .  $    (1)*


     Fees of Rating Agencies . . . . . . . . . . . . . . . . .  $    (1)*


     Accounting Fees and Expenses. . . . . . . . . . . . . . .  $    (1)*


     Attorneys' Fees and Expenses. . . . . . . . . . . . . . .  $    (1)*


     Blue Sky Fees and Expenses. . . . . . . . . . . . . . . .  $60,000(1)


     Miscellaneous Expenses. . . . . . . . . . . . . . . . . .  $     (1)*
                                                                ==========

          Total. . . . . . . . . . . . . . . . . . . . . . . .  $     (1)*

   ___________________
        (1) Estimated
         *  To be filed by amendment

       Item 15. Indemnification of Directors and Officers.

     The Partnership Agreement of the Operating Partnership contains provisions indemnifying the Company's officers and directors against certain liabilities. The Partnership Agreements provide for indemnification of the Company and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Charter, and limits the liability of the Company and its officers and directors to the Operating
   Partnership and its partners to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Company's Charter. In addition, the Company's officers and directors are indemnified under Maryland law and the Company's Charter. The Company's Charter requires the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the laws of Maryland. The Company's By-Laws contain provisions which implement the indemnification provisions of the Company's Charter.

     The Maryland General Corporation Law (the "MGCL") permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. No amendment of the Company's Charter shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. Maryland law permits the Company to provide indemnification to an officer to the same extent as a director, although additional indemnification may be provided if such officer is not also a director.

     The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services
   (to the extent such benefit or profit was received) or (2) a judgment or other final adjudication adverse to such person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter contains a provision consistent with the MGCL.
   No amendment of the Company's Charter shall limit or eliminate the limitation of liability with respect to acts or omissions occurring prior to such amendment or repeal.

     The Company has entered into indemnification agreements with each of the Company's directors and officers. The indemnification agreements require, among other things, that the Company indemnify its directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover each director and officer if the Company obtains directors' and officers' liability insurance.

   Item 16. Exhibits.

                               EXHIBIT INDEX

                                                              Sequentially
                                                                Numbered
   Exhibit No.                   Description                      Page




   1.1*     Form of Underwriting Agreement
   4.1*     Form of Indenture
   5.1*     Opinion of  Paul, Weiss, Rifkind, Wharton &
               Garrison
   12.1     Calculation of Ratio of Earnings to Fixed Charges
   23.1     Consent of Arthur Andersen LLP
   23.2     Consent of Ernst & Young LLP
   23.3     Consent of Paul, Weiss, Rifkind, Wharton &
               Garrison (contained in Exhibit 5.1)
   23.4     Consent of Willkie Farr & Gallagher
   24.1     Power of Attorney (included in the signature page
               to the Registration Statement)
   25.1*    Statement of Eligibility of Trustee on Form T-1
   ___________________
     *    To be filed by amendment.



   Item 17. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by
   Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S 3 or Form S 8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
   1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d)  The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                         SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on September 4, 1996.

                         SIMON-DeBARTOLO GROUP, L.P.

                         By:  SD PROPERTY GROUP, INC.



                         By: /s/ David Simon
                         David Simon
                              (Chief Executive Officer)



                      Power of Attorney


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints
   David Simon, Melvin Simon and Herbert Simon, and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Name              Title                                   Date

   /s/ Melvin Simon     Co-Chairman of the Board of     September 4, 1996
   MELVIN SIMON            Directors

   /s/ Herbert Simon    Co-Chairman of the Board of     September 4, 1996
   HERBERT SIMON           Directors

   /s/ David Simon      President, Chief Executive      September 4, 1996
   DAVID SIMON             Officer and Director (Principal
                           Executive Officer, Financial
                           Officer and
                           Accounting Officer)

/s/ Richard S. Sokolov  President, Chief Operating      September 4, 1996
   RICHARD S. SOKOLOV      Officer and Director

   /s/ Birch Bayh               Director                September 4, 1996
   BIRCH BAYH

   /s/ Edward J. DeBartolo, Jr. Director                September 4, 1996
   EDWARD J. DeBARTOLO, JR.

   /s/ William T. Dillard, II    Director               September 4, 1996
   WILLIAM T. DILLARD, II

   /s/ G. William Miller         Director               September 4, 1996
   G. WILLIAM MILLER

   /s/ Fredrick W. Petri         Director               September 4, 1996
   FREDRICK W. PETRI

   /s/ Terry S. Prindiville      Director               September 4, 1996
   TERRY S. PRINDIVILLE

   /s/ J. Albert Smith, Jr.      Director               September 4, 1996
   J. ALBERT SMITH, JR.

   /s/ Phillip J. Ward           Director               September 4, 1996
   PHILIP J. WARD

   /s/ M. Denise DeBartolo York  Director               September 4, 1996
   M. DENISE DeBARTOLO YORK



                                II-8